UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2010

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Discovery, Suite 150, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Shares of Equity Securities.

Amended and Restated Convertible Promissory Note Agreement

On March 19, 2010, the Registrant arranged for an amended and restated convertible promissory note agreement (“Amended Note”) related to the original $300,000 Promissory Note (“Original Note”) dated July 6, 2009.  Under the terms of the Amended Note, accrued interest on the Original Note and related attorney fees were converted into the $332,000 principal balance of the Amended Note.  In addition, the Amended Note holder received 200,000 shares of the Registrant’s common stock.  The Amended Note matures on June 19, 2010 and contains conversion rights whereby the Amended Note holder, at any time, may convert any portion of the outstanding principal amount and accrued interest into shares of the Registrant’s common stock at the rate of $0.20 per share or 50% of the volume-weighted average price of the Registrant’s shares on the conversion date, whichever is greater.  The Amended Note agreement is attached to this Current Report as Exhibit 10.61.

On March 29, 2010, the Amended Note holder exercised the conversion rights and elected to convert $100,000 of the $332,000 Amended Note principal balance into 500,000 shares of the Registrant’s common stock at the conversion rate of $0.20 per share.

Exemption From Registration. The shares of Common Stock referenced in Item 3.02 were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 7.01  Regulation FD Disclosure

On March 19, 2010, Location Based Technologies, Inc. announced they have received a ranking in the top 10 percent for technology leadership from over 1,600 small cap companies with U.S. patents as rated by MDB Capital Group’s proprietary IP business intelligence platform – PatentVest (PV Tech). A copy of the release is attached as Exhibit 99.1.

On March 22, 2010, Location Based Technologies, Inc. announced that they have received an order from Stephen Gould Corporation for specialized medical equipment and asset tracking devices that will be utilized by a Southern California medical company. A copy of the release is attached as Exhibit 99.2.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01  Financial Statements and Exhibits

Exhibit #	Description
10.61	Amended and Restated Convertible Promissory Note
99.1	Press release
99.2	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: April 1, 2010	By:	/s/ David Morse
David Morse
Chief Executive Officer

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